Exhibit 23.2

We consent to the reference to our firm under the caption "Experts" and under the caption "Selected Financial Data" and to the use of our report dated February 11, 1997, in the Registration Statement (Form S-1) and related Prospectus of International Telecommunication Data Systems, Inc. dated February 28, 1997.


                                             /s/ Ernst & Young LLP

                                             ERNST & YOUNG LLP

Stamford, Connecticut
February 27, 1997